EXHIBIT 16.1


                          SCHUMACHER & ASSOCIATES, INC.
                          Certified Public Accountants
                           2525 15th Street, Suite 3H
                                Denver, CO 80211
                        (303) 480-5037 FAX (303) 480-5038

May 21, 2002


United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington D.C. 20549

Re:  Beechport Capital Corp.

Ladies and Gentlemen:

The undersigned Schumacher & Associates, Inc. previously acted as independent accountants to audit the financial statements of Beechport Capital Corp. We are no longer acting as independent accountants to the Company.

This letter will confirm that we have reviewed Item 4 of the Company's Form 8-K dated May 21, 2002 captioned "Changes In Registrant's Certifying Accountant" and that we agree with the statements made therein as they relate to us.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Dated this 21st day of May, 2002.


Sincerely,

/s/ Schumacher & Associates, Inc.
---------------------------------
Schumacher & Associates, Inc.